Exhibit 10.4

                            VON HOFFMANN CORPORATION
                               1000 CAMERA AVENUE
                            ST. LOUIS, MISSOURI 63126

                                NOVEMBER 7, 2002



Peter C. Mitchell
53 Daryl Lane
Landue, MO  63124

Dear Mr. Mitchell:

                     This is to confirm our agreement relating to your separation from employment.

                     1. In consideration of the terms hereof, your employment with the Von Hoffmann Corporation (the "Company") and its affiliates ended by mutual agreement effective as of the close of business, October 31, 2002. In addition to any salary payments owing for the final payroll period through October 31, 2002 and whatever vested rights you may have under the Company retirement and 401(k) plans, you shall receive the following payment(s) for the period(s) indicated, less any payroll deductions required by law, which shall be in lieu of any other payments or benefits (including vacation or other paid leave time) to which you otherwise might be entitled:

                (a) All accrued but unpaid salary through October 31, 2002, including $13,846.15, which represents fifteen (15) days of accrued but unused vacation time;

                (b) A lump sum payment of $112,500 payable by the Company seven (7) days from the date of execution of this agreement;

                (c) Twelve (12) equal monthly payments of $18,750 payable in accordance with the Company's normal payroll practices provided that you have not breached any of the provisions of Sections 2.5, 2.6 or 2.7 of that certain Executive Employment Agreement, dated as of January 31, 2002, by and between you and the Company (the "Employment Agreement");

                (d) A one time payment of $75,000 in respect of the Non-Discretionary Bonus payable pursuant to Section 2.3 of the Employment Agreement, payable on December 1, 2002, provided that you provide any and all transition services reasonably requested by the Company from the date hereof through December 1, 2002; and

                (e) Pursuant to that certain Amendment No. 1 (the "Option Agreement Amendment") to the Standard Stock Option Agreement, dated November 20, 1997 (the "November 1997 Standard Option Grant Letter"), between you and Von Hoffmann Holdings Inc. ("Holdings") (formerly named "Von Hoffmann Corporation), 100,000 of the Standard Options granted pursuant to the November 1997 Standard Stock Option Grant Letter shall remain outstanding and fully-exercisable pursuant to the terms thereunder (as amended by the Option Agreement Amendment); it being understood and agreed that all other stock options previously granted to you under any stock option agreement, including, without limitation, any stock options promised to you under or in connection with any option cancellation agreement between you and Holdings, shall be terminated as of the date hereof and that you will not be entitled to, under any circumstances, any other stock options in Holdings.

                     2. In consideration of the terms hereof, you have agreed to and do waive any claims you may have for employment by the Company and have agreed not to seek such employment or reemployment by the Company in the future. You have further agreed to and do release and forever discharge the Company, its parent, subsidiaries and affiliates and their respective past and present officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to your employment by the Company or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, defamation, the Civil Rights Acts, Age Discrimination in Employment Act, Americans with Disabilities Act, Employee Retirement Income Security Act, Family Medical Leave Act or any other federal, state or local law relating to employment, discrimination in employment, termination of employment, wages, benefits or otherwise. This release does not include your right to enforce the terms of this agreement, and does not include any right to indemnification you may have as a director, officer or employee pursuant to applicable law and/or the Company's certificate of incorporation and bylaws.

                     3. Concurrently with the execution of this agreement, you agree to resign from all directorships and officerships held by you with the Company or any of its affiliates and you shall deliver a letter in form and substance satisfactory to the Company effecting such resignations.

                     4. An appropriate notice of your rights under COBRA and an election form which will enable you to elect any COBRA continuation coverage for which you may be eligible under a Company health plan will be sent to you under separate cover.

                     5. You agree that the car that has been provided for your use during your employment by the Company will be returned to the Company no later than October 31, 2002. The Company will no longer maintain a country club membership on your behalf effective October 31, 2002.

                     6. You agree to return to the Company with five (5) days of your execution of this letter agreement all company property and documents in your possession, custody or control, including, without limitation, credit cards, keys, instructional and policy manuals, mailing lists, computer software, financial and accounting records, reports and files, and any other physical or personal property which you obtained in the course of your employment by the Company, and you further agree not to retain copies of any such Company documents, excluding publicly available documents and documents relating directly to your own compensation and employee benefits. Notwithstanding the foregoing, you shall be allowed to keep the computer provided for your use during your employment by the Company, provided that you immediately make such computer available to representatives of the Company for the purpose of purging all proprietary Company information from such computer, and you may retain the cellular phone provided for your use during your employment by the Company, provided that you shall be responsible for any and all charges related to such cellular phone and shall promptly transfer the billing of such phone from the Company to you personal account and provide the Company with evidence of such transfer.

                     7. You acknowledge that in the course of your employment with the Company you have acquired information concerning the Company which is not publicly available, including non-public financial information and trade secrets ("Proprietary Information"). You agree that you will keep such Proprietary Information confidential pursuant to the terms Section 2.5 of the Employment Agreement. You acknowledge and agree that, notwithstanding anything to the contrary, Sections 2.5, 2.6 and 2.7 of the Employment Agreement shall continue in full force and effect and you agree to be bound by such provisions pursuant to their terms.

                     8. You agree to keep the terms of this agreement confidential to the extent practicable and as permitted by law.

                     9. Neither by offering to make nor by making this agreement does either party admit any failure of performance, wrongdoing, or violation of law.

                     10. Except with respect to Sections 2.5, 2.6 and 2.7 of the Employment Agreement which shall survive and continue in full force and effect, this agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, oral or written, relating to your employment by the Company or the termination thereof and any payments or other benefits due or payable to you upon termination of employment. This agreement may not be modified except by a writing, signed by you and by a duly authorized officer of the Company. This agreement shall be binding upon your heirs and personal representatives, and the successors and assigns of the Company.

                     11. You acknowledge that before entering into this agreement, you have had the opportunity to consult with any attorney or other advisor of your choice, and you have been advised to do so if you choose. You further acknowledge that you have entered into this agreement of your own free will, and that no promises or representations have been made to you by any person to induce you to enter into this agreement other than the express terms set forth herein. You further acknowledge that you have read this agreement and understand all of its terms, including the waiver and release of claims set forth in paragraph 2 above.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     If the foregoing is acceptable to you, please sign the annexed copy of this agreement and return it to Robert Mathews. You may take up to 21 days from today to consider, sign and return this agreement. In addition, you may revoke the agreement after signing it, but only by delivering a signed revocation notice to Robert Mathews within seven days of your signing this agreement.


                                     Very truly yours,

                                     VON HOFFMANN CORPORATION


                                     By: /s/ Robert Mathews
                                         --------------------------------------
                                          Name:  Robert Mathews
                                          Title:  Chief Executive Officer



                                     VON HOFFMANN HOLDINGS INC.


                                     By: /s/ Robert Mathews
                                         --------------------------------------
                                          Name:  Robert Mathews
                                          Title:  Chief Executive Officer
ACCEPTED AND AGREED:


/s/ Peter Mitchell
------------------------------------
Peter C. Mitchell



November 7, 2002
------------------------------------
Date Signed